Exhibit 10.12

ALLONGE TO PROMISSORY NOTE

PAYOR:	Bob O’Leary Health Food Distributor Co., Inc. and Dynamic Marketing I, Inc. (collectively, the “Borrower”)

PAYEE:	Wachovia Bank, National Association (“Bank”)

DATE OF NOTE:	March 28, 2008

ORIGINAL MAXIMUM PRINCIPAL AMOUNT:	$750,000.00

BACKGROUND

A.        The Bank is the holder of a certain Promissory Note, dated March 28, 2008, executed by the Borrower and delivered to the Bank in the original maximum principal amount of $750,000 (as amended from time to time, the “Note”).

B.        The Bank has agreed, upon the request of the Borrower and subject to the satisfaction of certain other terms and conditions, among other things, to extend the maturity date of the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Borrower and the Bank agree as follows:

1.        This Allonge shall be and remain attached to and shall constitute an integral part of the Note from and after the date hereof.

2.        All references in the Note to the term “Note” shall mean the Note as amended by this Allonge.

3.        The paragraph of the Note entitled “INTEREST RATE” is amended and restated in its entirety to read as follows:

INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Note at the Prime Rate plus two percent (2%). “Prime Rate” shall mean the floating annual rate of interest that is designated from time to time by the Bank as the “Prime Rate” and is used by the Bank as a reference based with respect to interest rates charged to borrowers. The determination and statement of the Prime Rate shall not in any way preclude the Bank from making loans to other borrowers at rates which are higher or lower than the Prime Rate.

4.        The paragraph of the Note entitled “REPAYMENT TERMS” is amended and restated in its entirety to read as follows:

REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of principal equal to $50,000 plus accrued interest, commencing on May 1, 2008, and continuing on the same day of each month thereafter until fully paid. In any event, all principal and accrued interest shall be due and payable on December 31, 2008.

5.        This Allonge shall be an amendment to, but not a cancellation or satisfaction of, the Note.

6.        This Allonge and all documents comprising or relating to this Allonge shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania without reference to conflict of laws principles.

7.        This Allonge and all documents referred to in, comprising or relating to this Allonge, constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

8.        Any provision in this Allonge that is held to be inoperative, unenforceable, voidable, or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in any other jurisdiction, and to this end the provisions of this Allonge are declared to be severable.

9.        EXCEPT AS MODIFIED HEREBY, ALL OF THE TERMS AND PROVISIONS OF THE NOTE, INCLUDING, WITHOUT LIMITATION, THE CONFESSION OF JUDGMENT PROVISIONS CONTAINED THEREIN, ARE HEREBY RATIFIED AND CONFIRMED.

IN WITNESS WHEREOF, this Allonge to Promissory Note has been executed by the duly authorized officers of the undersigned as of August 28, 2008.

WITNESS:	BOB O’LEARY HEALTH FOOD DISTRIBUTOR CO., INC.

By:
Name:		Name:
Title:

WITNESS:	DYNAMIC MARKETING, INC.

By:
Name:		Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title: